UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 2, 2012

HOST HOTELS & RESORTS, INC.

HOST HOTELS & RESORTS, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Host Hotels & Resorts, Inc.) Delaware (Host Hotels & Resorts, L.P.)	001-14625 0-25087	53-0085950 52-2095412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6903 Rockledge Drive, Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (240) 744-1000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On February 2, 2012, the Board of Directors (the “Board”) of Host Hotels & Resorts, Inc., a Maryland corporation, referred to herein as the Company, approved modifications to the Company’s form of indemnification agreement for its officers and directors. The changes to the form of indemnification agreement include revising the provisions of the standard for indemnification to more closely track the language of the Maryland General Corporation Law, the statute pursuant to which the Company was incorporated, and to make certain procedural changes and clarifications to the current form of agreement. These include clarifying that (i) the expenses that would be reimbursed include all federal, state and local taxes that may be imposed on an indemnitee as a result of indemnification under the agreement, (ii) the Company would reimburse the fees and expenses of independent counsel, if one is appointed, (iii) the knowledge or actions of others, or failures of others to act, shall not be imputed to the indemnitee, and (iv) the purchase of insurance shall not affect the rights or obligations of the Company or the indemnitee and that the execution of the agreement does not in any way limit or affect the rights of the Company under any insurance policy. The Company and its directors and officers are entering into these revised indemnification agreements effective as of February 6, 2012. Under both the current indemnification agreement and the agreement as revised, the Company will indemnify directors and officers to the maximum extent permitted under Maryland law.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of New Director

The Company announced that, on February 2, 2012 and at the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board, effective as of March 1, 2012, increased its size from eight to nine directors and elected Mr. Walt Rakowich to the Board to serve until the next annual meeting of stockholders of the Company and until his successor is duly elected and qualified. In addition, the Nominating and Corporate Governance Committee of the Board recommended and the Board determined that Mr. Rakowich be appointed to the Audit Committee of the Board, also effective March 1, 2012.

The Board determined that Mr. Rakowich is independent under (a) Section 303A.02 of the New York Stock Exchange Listed Company Manual and (b) the “Director Independence” standards of the Corporate Governance Guidelines of the Company.

Mr. Rakowich is currently the co-chief executive officer of Prologis, Inc. (NYSE: PLD), an owner, operator and developer of industrial real estate focused on global and regional markets across the Americas, Europe and Asia. Mr. Rakowich became a member of the Prologis board in 2004 and continues in that capacity today. From November 2008 to 2011, Mr. Rakowich served as chief executive officer of Prologis, having previously served as president and chief operating officer from 2005-2008, and as managing director and chief financial officer from 1998 to 2005. Previously, Mr. Rakowich held the position of senior vice president and director of the company’s mid-Atlantic region. Prior to joining Prologis, Mr. Rakowich was a partner with real estate provider Trammell Crow

Company, where he worked for nine years; before that he was a senior audit and tax consultant for Price Waterhouse. Mr. Rakowich serves on the real estate advisory boards of the Kellogg School of Management at Northwestern University, Smeal College of Business at Pennsylvania State University and Owen Graduate School of Management at Vanderbilt University, as well as on the global leadership council at Colorado State University. In addition, he served on the executive committee and currently serves on the board of governors for the National Association of Real Estate Investment Trusts (NAREIT).

Mr. Rakowich will receive the same cash compensation and perquisites for service on the Board and the Audit Committee as that paid to other non-employee directors of the Company, which is described below. Annual compensation will be pro-rated from the date of Mr. Rakowich’s election to the Board. Mr. Rakwoich is eligible to participate in the Non-Employee Directors’ Deferred Stock Compensation Plan, which allows directors to defer receipt of all or a portion of the annual cash retainer and other fees until after their service on the Board has ended, and allows deferral of annual stock award into stock units, which directors may elect to be payable either upon termination of service from the Board in a lump sum or in annual installments up to 10 years, or in a lump sum payable the earlier of (i) termination of service or (ii) 3 or 5 years from the date of grant. The Company will also enter into the revised form of indemnification agreement with Mr. Rakowich.

Departure of Director

The Company also announced that, on February 2, 2012, Mr. Willard W. Brittain expressed his intention not to stand for re-election to the Board at the 2012 Annual Meeting of Stockholders of the Company and that his term will therefore end at the conclusion of the 2012 Annual Meeting. Mr. Brittain confirmed to the Board that his determination to not stand for re-election is not the result of any disagreement with the Company relating to its operations, policies or practices. The Board also determined that, effective at the conclusion of the 2012 Annual Meeting of Stockholders, the size of the Board shall be decreased from nine to eight directors. Therefore, as in 2011, there will be eight nominees for director at the 2012 Annual Meeting of Stockholders.

Compensatory Arrangements of Non-Employee Directors

On February 2, 2012, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, the Board approved new compensatory arrangements for the non-employee directors of the Company, which are effective as of January 1, 2012. The annual cash retainer of $65,000 per year remains unchanged from 2009. In addition, as in previous years, there are no fees paid for attendance at regularly scheduled Board meetings, however, non-employee directors would receive $1,500 for attendance at any special meeting. The $1,500 fee which was previously paid for attendance at the annual meeting of stockholders has been eliminated. In addition, non-employee directors will no longer receive a fee of $1,500 for attendance at any meetings of committees of which they are members. Instead, committee member retainers will be paid in the following amounts:

•	$12,000 per year retainer to members of the Audit Committee of the Board for up to seven meetings per year; and

•	$8,000 per year retainer to members of the Nominating and Corporate Governance Committee and Compensation Policy Committee of the Board for up to five meetings per year.

Meetings in excess of those thresholds will be paid at $1,500 per meeting, including for a chair of a committee.

Retainers for service as a chair of a committee were unchanged (and are in addition to the above fees): the retainer for chair of the Audit Committee of the Board remains at $15,000 annually, and each of the chair retainer fees for the Compensation Policy Committee and Nominating and Corporate Governance Committee of the Board remains at $10,000 annually. An annual retainer for Lead Director was added, at $10,000 annually.

The annual stock retainer for independent directors was increased from $75,000 to $90,000, to be made after the annual meeting of stockholders, with the number of shares to be determined based on the fair market value of the Company’s stock on that date.

Finally, an annual limit of $30,000 was established for the non-employee directors’ perquisites. Directors receive complimentary rooms, food and beverage and other hotel services when they stay at properties owned by the Company or managed by its major operators in order to encourage our directors to visit and personally evaluate the properties and the managers. Directors are also reimbursed for taxes associated with this annual amount.

Executive Severance Plan

On and effective February 2, 2012, the Board approved a modification to the Host Hotels & Resorts, Inc. Severance Plan for Executives (the “Severance Plan”). The change would allow a Participant to receive, in addition to other benefits provided, a pro rata portion of his or her target annual incentive award if during the one year immediately following a Change in Control, the Participant’s employment with the Company is termination by the Company without Cause, or by the Participant for Good Reason, as each such capitalized term is defined in the Severance Plan. No other changes were made to the Severance Plan, which is filed as Exhibit 10.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibit.

The following exhibit is filed herewith:

EXHIBIT NO.	DESCRIPTION OF EXHIBITS

10.1	Host Hotels & Resorts, Inc. Severance Plan for Executives

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 8, 2012	HOST HOTELS & RESORTS, INC.

	By:	/s/ Brian G. Macnamara

Brian G. Macnamara
Senior Vice President and
Corporate Controller

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

Date: February 8, 2012	By:	HOST HOTELS & RESORTS, INC., its general partner

	By:	/s/ Brian G. Macnamara

Brian G. Macnamara
Senior Vice President and
Corporate Controller

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION

10.1	Host Hotels & Resorts, Inc. Severance Plan for Executives